UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

Navient Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36228	46-4054283
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 Justison Street, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 283-8000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

On January 18, 2017, the Consumer Financial Protection Bureau (the “CFPB”), the Offices of the Attorneys General for the State of Illinois and the State of Washington (collectively the “Attorneys General”) filed civil actions naming Navient Corporation (the “Company”) and several of its subsidiaries as defendants alleging violations of Federal and State consumer protection statutes, including the Consumer Financial Protection Act of 2010, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and various State consumer protection laws. These civil actions are related to various Civil Investigative Demands (“CIDs”) that were previously issued by the CFPB and the Attorneys General beginning in December 2013 and thereafter which have been disclosed previously in the Company’s filings.

On January 18, 2017, the Company issued two news releases concerning these actions. The Company intends to vigorously defend itself against the allegations included in these lawsuits. At this point in time, the Company is unable to anticipate the timing of a resolution or the ultimate impact that these legal proceedings may have on the Company’s consolidated financial position, liquidity, results of operation or cash flows. It is possible that an adverse ruling or rulings may have a material adverse impact on the Company.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News Release dated January 18, 2017

99.2	News Release dated January 18, 2017

Cautionary Note on Forward-Looking Statements

Statements in this report that are not historical facts, including statements about the Company’s beliefs, opinions or expectations and statements that assume or are dependent upon future events, are forward-looking statements and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” or “target.” Forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. For Navient, these factors include, among others, the risks and uncertainties associated with increases in financing costs or the availability of financing; limits on our liquidity resulting from disruptions in the capital markets or other factors; unanticipated increases in costs associated with compliance with laws and regulations; changes in the marketplaces in which we compete (including changes in demand or changes resulting from new laws and regulations); changes in accounting standards pertaining to loan loss reserves and estimates or other accounting standards that may impact our operations; adverse outcomes in any significant litigation to which the Company is a party; credit risk associated with the Company’s exposure to third parties, including counterparties to the Company’s hedging transactions. The Company could also be affected by, among other things: unanticipated deferrals in our FFELP securitization trusts that would delay repayment of the bonds beyond their legal final maturity date; reductions in our credit ratings, the credit ratings of asset-backed securitizations we sponsor or the credit ratings of the United States of America; failures of our operating systems or infrastructure or those of third-party vendors; risks related to cybersecurity including the potential disruption of our systems or potential disclosure of confidential customer information; damage to our reputation resulting from the politicization of student loan servicing; changes in law and regulations with respect to the student lending business and financial institutions generally; delays or errors in converting portfolio acquisitions to our servicing platform; increased competition from banks and other consumer lenders who are not subject to the same level of regulation, the creditworthiness of our customers; changes in the general interest rate environment, including the relationship between the relevant money-market index rate and the rate at which our assets are priced; changes in general economic conditions and the other factors that are described in the “Risk Factors” section of Navient’s Annual Report on Form 10-K and in its future reports filed with the Securities and Exchange Commission. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumptions including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect and actual results could differ materially. All forward-looking statements contained in this release are qualified by these cautionary statements and are made only as of the date of this release. The Company does not undertake any obligation to update or revise these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVIENT CORPORATION

Date: January 18, 2017	By:	/s/ Mark L. Heleen
Mark L. Heleen
Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1*	Press Release Dated January 18, 2017

99.2*	Press Release Dated January 18, 2017

*Furnished herewith